SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)—April 27, 2006

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Lockheed Martin Corporation held its annual meeting of stockholders on April 27, 2006 (the “2006 Annual Meeting”). At the 2006 Annual Meeting, stockholders approved performance-based goals for the Corporation’s 2006 Management Incentive Compensation Plan (the “2006 MICP”). The performance-based goals are set forth in Exhibit B to the 2006 MICP and are incorporated, together with the 2006 MICP, into Item 1.01 of this report by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2006 Annual Meeting, stockholders approved the amendment and restatement of the Corporation’s charter. A copy of the amended and restated charter, as filed with the Maryland Secretary of State, is set forth in Exhibit 3.1 to this report and is incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

Of the 439,114,935 shares outstanding and entitled to vote at the 2006 Annual Meeting, 401,330,668 shares were represented at the meeting, or an 91% quorum. During the 2006 Annual Meeting, the stockholders:

•	Elected the following thirteen individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2007 and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Withheld
E. C. “Pete” Aldridge, Jr.	396,208,565	5,122,102
Nolan D. Archibald	329,149,060	72,181,608
Marcus C. Bennett	391,211,634	10,119,033
James O. Ellis, Jr.	391,109,854	10,220,814
Gwendolyn S. King	389,228,961	12,101,707
James M. Loy	370,563,142	30,767,525
Douglas H. McCorkindale	395,809,590	5,521,078
Eugene F. Murphy	390,834,328	10,496,339
Joseph W. Ralston	369,560,325	31,770,342
Frank Savage	369,951,106	31,379,562
James M. Schneider	396,378,986	4,951,682
Anne Stevens	395,769,272	5,561,396
Robert J. Stevens	392,515,380	8,815,288
James R. Ukropina	382,158,298	19,172,369
Douglas C. Yearley	392,255,011	9,075,657

•	Ratified the appointment of Ernst & Young LLP as the independent auditors to audit the Corporation’s books, records and accounts for the year ended December 31, 2006. There were 393,767,591 votes for the appointment, 5,263,442 votes against the appointment, and 2,299,634 abstentions.

•	Adopted management’s proposed performance goals detailed in the Corporation’s 2006 Management Incentive Compensation Plan. There were 386,255,435 votes for the proposal, 12,165,979 votes against the proposal, 2,909,253 abstentions and no broker non-votes.

•	Adopted management’s proposal to amend and restate Lockheed Martin’s Charter. There were 395,554,320 votes for the proposal, 2,834,535 votes against the proposal, 2,941,812 abstentions and no broker non-votes.

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•	Rejected a stockholder proposal which recommended that the Board of Directors identify by name and corporate title in future proxy statements those executive officers that receive in excess of $500,000 annually as a base salary. There were 21,458,151 votes for the proposal, 341,027,863 votes against the proposal, 3,933,730 abstentions and 34,910,923 broker non-votes.

•	Rejected a stockholder proposal which recommended that the Board of Directors adopt a simple majority shareholder vote requirement and make it applicable to the greatest number of governance issues practicable. There were 206,794,533 votes for the proposal, 155,532,143 votes against the proposal, 4,093,068 abstentions and 34,910,923 broker non-votes.

•	Rejected a stockholder proposal which recommended that Lockheed Martin prepare a report addressing certain equal employment matters and post the report on its website within four months of the annual meeting. There were 85,164,432 votes for the proposal, 253,929,759 votes against the proposal, 27,325,553 abstentions and 34,910,923 broker non-votes.

•	Rejected a stockholder proposal which recommended that the Board of Directors make available to all shareholders within six months of the annual meeting, a report on Lockheed Martin’s depleted uranium and other nuclear weapons related involvement. There were 21,415,571 votes for the proposal, 313,016,464 votes against the proposal, 31,987,709 abstentions and 34,910,923 broker non-votes.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Lockheed Martin Corporation Amended and Restated Charter, effective as of April 27, 2006

99.1	Lockheed Martin Corporation 2006 Management Incentive Compensation Plan (Performance-Based)(incorporated by reference to Appendix A to Lockheed Martin Corporation’s 2006 Annual Proxy Statement filed with the SEC on March 22, 2006)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
David A. Dedman Associate General Counsel

April 27, 2006

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